UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On August 5, 2009, Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge Clearing”), a wholly-owned subsidiary of Broadridge Financial Solutions, Inc. (the “Company”), and a bank (the “Lender”) entered into a revolving credit facility (the “Loan Agreement”), under which Ridge Clearing is the borrower and the Company is the guarantor. Under the Loan Agreement, Ridge Clearing may request advances in an aggregate principal amount not to exceed the lesser of (x) $75,000,000 and (y) the borrowing base, which is the sum of certain of the securities pledged to Lender, pursuant to a collateral pledge agreement. Advances under the Loan Agreement bear interest at a per annum rate of one-month LIBOR plus a margin. The Loan Agreement contains customary representations and warranties and covenants, including financial covenants which require Ridge Clearing to maintain minimum regulatory capital of not less than $175,000,000 and a minimum regulatory capital to aggregate indebtedness ratio of not less than 10%. Upon the occurrence of customary events of default set forth in the Loan Agreement, including payment defaults, breaches of covenants, a change of control and insolvency/bankruptcy events, the Lender may accelerate repayment of any outstanding advances.

The Loan Agreement has a 364-day term ending on August 4, 2010, which term may be extended for a term of an additional 364 days subject to the satisfaction of certain conditions. Ridge Clearing may voluntarily prepay, in whole or in part and without premium or penalty, the Loan Agreement at any time. The proceeds of each advance will be used by Ridge Clearing to either fund daily net NSCC and DTC trading settlement transactions or to finance customer margin loans.

The foregoing description of the Loan Agreement and related collateral pledge agreement is only a summary and is qualified in its entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1 and 10.2 hereto and are hereby incorporated into this Item 1.01 by reference. The representations and warranties contained in the Loan Agreement and the collateral pledge agreement were made solely for purposes of allocating contractual risks between the parties and not as a means of establishing facts. Such representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms and shall not be relied on as factual information at the time they were made or otherwise. These agreements may have different standards of materiality than under applicable securities laws.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2009, Thomas E. McInerney informed the Company’s Board of Directors that he has decided not to stand for re-election to the Company’s board at the Company’s 2009 Annual Meeting of Stockholders. There is no disagreement known to any of the Company’s executive officers between Mr. McInerney and the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated as of August 5, 2009, by and among Ridge Clearing & Outsourcing Solutions, Inc., Broadridge Financial Solutions, Inc., as guarantor, and U.S. Bank National Association.

10.2	Collateral Pledge Agreement, dated as of August 5, 2009, by and between Ridge Clearing & Outsourcing Solutions, Inc. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name:	Dan Sheldon
Title:	Vice President, Chief Financial Officer